                                                                    EXHIBIT 23.2


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Applix, Inc. pertaining to the 2000 Director Stock Option Plan of our report dated January 25, 2002, (except for Note 16, as to which the date is February 8, 2002) with respect to the consolidated financial statements and schedule of Applix, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP


Boston, Massachusetts
July 22, 2002